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                                                                CC DRAFT 9/18/03

                                                                   Exhibit 99(h)






                       BlackRock Municipal 2020 Term Trust


                                 [      ] Shares


                                  Common Shares
                                ($.001 Par Value)


                         FORM OF UNDERWRITING AGREEMENT


                               September [ ], 2003




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                         FORM OF UNDERWRITING AGREEMENT


                                                            September [  ], 2003


UBS Securities LLC
299 Park Avenue
New York, New York  10171-0026

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
              Incorporated
4 World Financial Center
New York, New York 10080

As Managing Underwriters

Ladies and Gentlemen:

         BlackRock Municipal 2020 Term Trust, a Delaware statutory trust (the "Trust"), proposes to issue and sell to UBS Securities LLC ("UBS"), Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the underwriters named in Schedule A annexed hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom UBS and Merrill Lynch are acting as representatives (in such capacity, the "Representatives"), an aggregate of [ ] common shares (the "Firm Shares") of beneficial interest $0.001 par value (the "Common Shares"), of the Trust. In addition, solely for the purpose of covering over-allotments, the Trust proposes to grant to the Underwriters the option to purchase from the Trust up to an additional [ ] Common Shares (the "Additional Shares"). The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the "Shares." The Shares are described in the Prospectus which is referred to below.

         The Trust has filed with the Securities and Exchange Commission (the "Commission"), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively called the "Act"), and with the provisions of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively called the "Investment Company Act"), a registration statement on Form N-2 (File Nos. 333-98427 and 811-21181), including a prospectus and a statement of additional information, relating to the Shares. The Trust has furnished to you, for use by the Underwriters and by dealers, copies of one or more preliminary prospectuses (including a preliminary statement of additional information) (each thereof, including such preliminary statement of additional information, being herein called a "Preliminary Prospectus") relating to the Shares. Except where the context otherwise requires, the registration statement, as amended when it becomes effective (the "Effective Date"), including all documents filed as a part thereof, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 497 under the Act and deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act is herein called the "Registration Statement," and the prospectus (including the statement of additional information), in the form filed by the Trust with the Commission pursuant to Rule 497 under the Act or, if no such filing is required, the form of final prospectus (including the form of final statement of additional information) included in the Registration Statement at the time it became effective, is herein called the "Prospectus". Any registration statement filed pursuant to Rule 462(b) of the Act is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. In addition, the Trust has filed a Notification of Registration on Form N-8A (the "Notification") pursuant to
Section 8 of the Investment Company Act.

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                                                                CC DRAFT 9/18/03


         BlackRock Advisors, Inc. ("BAI") acts as the Trust's investment advisor pursuant to an Investment Management Agreement by and between the Trust and BAI, dated as of September 11, 2003 (the "Management Agreement"). BlackRock Financial Management, Inc. ("BFM") acts as the Trust's investment sub-advisor pursuant to a Sub-Investment Advisory Agreement by and between BFM and BAI, as accepted and agreed to by the Trust, dated as of September 11, 2003 (the "Sub-Advisory Agreement"). BAI and BFM are each an "Advisor", and together, the "Advisors". State Street Bank and Trust Company acts as the custodian (the "Custodian") of the Trust's cash and portfolio assets pursuant to a Custodian Agreement, dated as of , 2003 (the "Custodian Agreement"). EquiServe Trust Company acts as the Trust's transfer agent, registrar and dividend disbursing agent with respect to the common shares of the Trust (the "Transfer Agent") pursuant to a Transfer Agent and Service Agreement, dated as of September 11, 2003 (the "Transfer Agency Agreement").

         The Trust, the Advisors and the Underwriters agree as follows:

         1. SALE AND PURCHASE. Upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Trust agrees to sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Trust the aggregate number of Firm Shares set forth opposite the name of such Underwriter in Schedule A attached hereto, plus any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 8 hereof, in each case at a purchase price of $[ ] per Share. The Trust is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

                  In addition, the Trust hereby grants to the several Underwriters the option to purchase, and upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Trust, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Trust for the Firm Shares. This option may be exercised by UBS and Merrill Lynch on behalf of the several Underwriters at any time, and from time to time, on or before the forty-fifth day following the date hereof, by written notice to the Trust. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the Additional Time of Purchase); PROVIDED, HOWEVER, that the Additional Time of Purchase shall not be earlier than the Time of Purchase (as defined below) nor earlier than the second business day(1) after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine to eliminate fractional shares).

         2. PAYMENT AND DELIVERY. Payment of the purchase price for the Firm Shares shall be made to the Trust by Federal Funds wire transfer, against delivery of the certificates for the Firm Shares to you through the facilities of the Depository Trust Company ("DTC") for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on September [ ], 2003 (unless another time shall be agreed to by you and the Trust or unless postponed in accordance with the provisions of Section 8 hereof). The time at which such payment and delivery are actually made is hereinafter sometimes called the "Time of Purchase." Each of the Time of Purchase and the "Additional Time of Purchases" are referred to as the "Closing Date." Certificates for the Firm Shares shall be delivered to you in definitive form

----------
(1) As used herein "business day" shall mean a day on which the New York Stock Exchange is open for trading.


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                                                                CC DRAFT 9/18/03

in such names and in such denominations as you shall specify on the second business day preceding the Time of Purchase. For the purpose of expediting the checking of the certificates for the Firm Shares by you, the Trust agrees to make such certificates available to you for such purpose at least one full business day preceding the Time of Purchase.

                  Payment of the purchase price for the Additional Shares shall be made at the Additional Time of Purchase in the same manner and at the same office as the payment for the Firm Shares. Certificates for the Additional Shares shall be delivered to you in definitive form in such names and in such denominations as you shall specify no later than the second business day preceding the Additional Time of Purchase. For the purpose of expediting the checking of the certificates for the Additional Shares by you, the Trust agrees to make such certificates available to you for such purpose at least one full business day preceding the Additional Time of Purchase.



         3.       REPRESENTATIONS AND WARRANTIES OF THE TRUST AND THE ADVISORS.

                  (a) The Trust and the Advisors jointly and severally represent and warrant to each of the Underwriters as of the date hereof and as of the Closing Date and each Additional Time of Purchase, if any, referred to in Section 2 hereof, and agree with each Underwriter, as follows:

                           (i) Each of the Registration Statement and any Rule
                  462(b) Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Act, or order of suspension or revocation of registration pursuant to Section 8(e) of the Investment Company Act, and no proceedings for any such purpose have been instituted or are pending or, to the knowledge of the Trust or the Advisors, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                           At the respective times the Registration Statement,
                  any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at any Closing Date, the Registration Statement, the Rule 462(b) Registration Statement, the Notification and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Act and the Investment Company Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at any Closing Date, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 of the Act is used, the Trust will comply with the requirements of Rule 434 and the Prospectus shall not be "materially different," as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective.

                           Each preliminary prospectus and the prospectus filed
                  as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 497 under the Act, complied when so filed in all material respects with the Rules and Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System ("EDGAR"), except to the extent permitted by Regulation S-T.


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                                                                CC DRAFT 9/18/03

                           If a Rule 462(b) Registration Statement is required
                  in connection with the offering and sale of the Shares, the Trust has complied or will comply with the requirements of Rule 111 under the Act relating to the payment of filing fees thereof.

                           (ii) The accountants who certified the statement of
                  assets and liabilities included in the Registration Statement are independent public accountants as required by the Act.

                           (iii) The statement of assets and liabilities
                  included in the Registration Statement and the Prospectus, together with the related notes, presents fairly the financial position of the Trust at the date indicated; said statement has been prepared in conformity with generally accepted accounting principles ("GAAP").

                           (iv) To the extent estimated or projected, such
                  estimates or projections set forth in the Prospectus in the Fee Table have been prepared in accordance with the requirements of Form N-2 and are reasonably believed to be attainable in all material respects and are reasonably based.

                           (v) Since the respective dates as of which
                  information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs of the Trust, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Trust, other than those in the ordinary course of business, which are material with respect to the Trust, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Trust on any class of its capital stock.

                           (vi) The Trust has been duly organized and is validly
                  existing as a statutory trust in good standing under the laws of the State of Delaware and has statutory trust power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Trust is duly qualified as a foreign statutory trust to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                           (vii) The Trust has no subsidiaries.

                           (viii) The Trust is duly registered with the
                  Commission under the Investment Company Act as a closed-end diversified management investment company, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or threatened by the Commission.

                           (ix) No person is serving or acting as an officer,
                  trustee or investment advisor of the Trust except in accordance with the provisions of the Investment Company Act and the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder, (collectively called the "Advisers Act"). Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement to either of them), no trustee of the Trust is an "interested person" (as defined in the Investment Company Act) of the Trust or an "affiliated person" (as defined in the Investment Company Act) of any Underwriter.

                           (x) The authorized, issued and outstanding common
                  shares of beneficial interest of the Trust is as set forth in the Prospectus as of the date thereof under the caption "Description of Shares." All issued and outstanding common shares of beneficial interest of the Trust have been duly authorized and validly issued and are fully paid and non-assessable,


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                  except as provided for in the Trust's declaration of trust, and have been offered and sold or exchanged by the Trust in compliance with all applicable laws (including, without limitation, federal and state securities laws); none of the outstanding common shares of beneficial interest of the Trust was issued in violation of the preemptive or other similar rights of any securityholder of the Trust.

                           (xi)     The Shares to be purchased by the
                  Underwriters from the Trust have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Trust pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable, except as provided for in the Trust's declaration of trust. The Shares conform in all material respects to all statements relating thereto contained in the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same; no holder of the Shares will be subject to personal liability by reason of being such a holder; and the issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Trust.

                           (xii) The Trust is not in violation of its declaration of trust or by-laws, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of the property or assets of the Trust is subject (collectively, "Agreements and Instruments") except for such violations or defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Management Agreement, the Sub-Advisory Agreement, the Custodian Agreement and the Transfer Agency Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Trust with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Trust pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the declaration of trust or by-laws of the Trust or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Trust or any of its assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Trust.

                           (xiii) There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Trust or the Advisors, threatened, against or affecting the Trust, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Trust or the consummation of the transactions contemplated in this Agreement or the performance by the Trust of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Trust is a party or of which any of its property or assets is the subject which are not described in the Registration Statement, including ordinary


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                  routine litigation incidental to the business, could not
                  reasonably be expected to result in a Material Adverse Effect.

                           (xiv) There are no contracts or documents which are
                  required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto by the Act or the Investment Company Act which have not been so described and filed as required.

                           (xv) The Trust owns or possesses, or can acquire on
                  reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by the Trust, and the Trust has not received any notice or is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Trust therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect; provided that the Trust's right to use the name "BlackRock" is limited as set forth in Section 16 of the Management Agreement.

                           (xvi) No filing with, or authorization, approval,
                  consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Trust of its obligations hereunder, in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Act, the Investment Company Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or state securities laws.

                           (xvii) The Trust possesses such permits, licenses,
                  approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to operate its properties and to conduct the business as contemplated in the Prospectus; the Trust is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and the Trust has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                           (xviii) Any advertising, sales literature or other
                  promotional material (including "prospectus wrappers," "broker kits," "road show slides" and "road show scripts") authorized in writing by or prepared by the Trust or the Advisors used in connection with the public offering of the Shares (collectively, "sales material") does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Moreover, all sales material complied and will comply in all material respects with the applicable requirements of the Act, the Investment Company Act and the rules and interpretations of the National Association of Securities Dealers, Inc. ("NASD").

                           (xix) The Trust intends to direct the investment of
                  the proceeds of the offering described in the Registration Statement in such a manner as to comply with the requirements


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                                                                CC DRAFT 9/18/03

                  of Subchapter M of the Internal Revenue Code of 1986, as amended ("Subchapter M of the Code" and the "Code," respectively), and intends to qualify as a regulated investment company under Subchapter M of the Code.

                           (xx) The Trust has not distributed and, prior to the
                  later to occur of (A) the Closing Date and (B) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, a preliminary prospectus, the Prospectus or other materials, if any, permitted by the Act or the Investment Company Act.

                           (xxi) The Trust maintains a system of internal
                  accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization and with the applicable requirements of the Investment Company Act and the Code; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets and to maintain compliance with the books and records requirements under the Investment Company Act; (C) access to assets is permitted only in accordance with the management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                           (xxii) To the Trust's knowledge, neither the Trust
                  nor any employee or agent of the Trust has made any payment of funds of the Trust or received or retained any funds, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

                           (xxiii) This Agreement, the Management Agreement, the
                  Sub-Advisory Agreement, the Custodian Agreement and the Transfer Agency Agreement have each been duly authorized by all requisite action on the part of the Trust, executed and delivered by the Trust, as of the dates noted therein, and each complies with all applicable provisions of the Investment Company Act. Assuming due authorization, execution and delivery by the other parties thereto with respect to the Custodian Agreement and the Transfer Agency Agreement, each of the Management Agreement, the Sub-Advisory Agreement, the Custodian Agreement and the Transfer Agency Agreement constitutes a valid and binding agreement of the Trust, enforceable against the Trust in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law).

                           (xxiv) There are no persons with registration rights
                  or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Trust under the Act.

                           (xxv) The Shares have been duly authorized for
                  listing, upon notice of issuance, on the New York Stock Exchange ("NYSE") and the Trust's registration statement on Form 8-A under the 1934 Act has become effective.

                  (b) The Advisors represent and warrant to each Underwriter as of the date hereof and as of the Closing Date and each Additional Time of Purchase, if any, referred to in Section 2 hereof as follows:

                           (i) Each of the Advisors has been duly organized and
                  is validly existing and in good standing as a corporation under the laws of the State of Delaware with full corporate


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                                                                CC DRAFT 9/18/03

                  power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and each is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required.

                           (ii) Each of the Advisors is duly registered and in
                  good standing with the Commission as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act or the Investment Company Act, or the rules and regulations under such acts, from acting under the Management Agreement and the Sub-Advisory Agreement for the Trust as contemplated by the Prospectus.

                           (iii) The description of each Advisor in the
                  Registration Statement and the Prospectus (and any amendment or supplement to either of them) complied and comply in all material respects with the provisions of the Act, the Investment Company Act and the Advisers Act and is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                           (iv) Each of the Advisors has the financial resources
                  available to it necessary for the performance of its services and obligations as contemplated in the Prospectus, this Agreement and under the respective Management Agreement and the Sub-Advisory Agreement to which it is a party.

                           (v) This Agreement, the Management Agreement, the
                  Sub-Advisory Agreement and the Shareholder Servicing Agreement, by and between UBS Securities LLC and BAI (the "Shareholder Servicing Agreement"), have each been duly authorized, executed and delivered by each respective Advisor, and the Management Agreement, the Sub-Advisory Agreement and the Shareholder Servicing Agreement each constitute a valid and binding obligation of each respective Advisor, enforceable against each respective Advisor in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law); and neither the execution and delivery of this Agreement, the Management Agreement, the Sub-Advisory Agreement or the Shareholder Servicing Agreement nor the performance by either of the Advisors of its obligations hereunder or thereunder will conflict with, or result in a breach of any of the terms and provisions of, or constitute, with or without the giving of notice or lapse of time or both, a default under, any agreement or instrument to which either Advisor is a party or by which it is bound, the certificate of incorporation, the by-laws or other organizational documents of each of the Advisors, or to each Advisor's knowledge, by any law, order, decree, rule or regulation applicable to it of any jurisdiction, court, federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Advisors or their respective properties or operations; and no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Advisors of the transactions contemplated by this Agreement, the Management Agreement, the Sub-Advisory Agreement or the Shareholder Servicing Agreement, except as have been obtained or may be required under the Act, the Investment Company Act, the 1934 Act or state securities laws. The representations and warranties made by the Advisors in this paragraph in regards to the Shareholder Servicing Agreement are made only as of the Closing Date.

                           (vi) Since the respective dates as of which
                  information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has not

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                                                                CC DRAFT 9/18/03

                  occurred any event which should reasonably be expected to have a material adverse effect on the ability of either Advisor to perform its respective obligations under this Agreement and the respective Management Agreement and Sub-Advisory Agreement to which it is a party.

                           (vii) There is no action, suit, proceeding, inquiry
                  or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Advisors, threatened against or affecting either of the Advisors or any "affiliated person" of either of the Advisors (as such term is defined in the Investment Company Act) or any partners, directors, officers or employees of the foregoing, whether or not arising in the ordinary course of business, which might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or earnings, business affairs of either of the Advisors, materially and adversely affect the properties or assets of either of the Advisors or materially impair or adversely affect the ability of either of the Advisors to function as an investment advisor or perform its obligations under the Management Agreement or the Sub-Advisory Agreement, or which is required to be disclosed in the Registration Statement and the Prospectus.

                           (viii) Each Advisor is not in violation of its
                  certificate of incorporation, by-laws or other organizational documents or in default under any agreement, indenture or instrument except for such violations or defaults that would not result in a material adverse effect on the respective Advisor or a Material Adverse Effect on the Trust.

                  (c) Any certificate signed by any officer of the Trust or the Advisors delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Trust or the Advisors, as the case may be, to each Underwriter as to the matters covered thereby.

         4.       CERTAIN COVENANTS OF THE TRUST AND THE ADVISORS

                  (a) The Trust and the Advisors, jointly and severally, covenant with each Underwriter as follows:

                           (i) The Trust, subject to Section 4(a)(ii), will
                  comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Representatives immediately, and confirm the notice in writing or by sending any relevant copies of the following documents to the Representatives, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed,
                  (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Trust will promptly effect the filings necessary pursuant to Rule 497 of the Act and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 497 was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Trust will make every reasonable effort to prevent the issuance of any stop order, or order of suspension or revocation of registration pursuant to Section 8(e) of the Investment Company Act, and, if any such stop order or order of suspension or revocation of registration is issued, to obtain the lifting thereof at the earliest possible moment.

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                                                                CC DRAFT 9/18/03

                           (ii) The Trust will give the Representatives notice
                  of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

                           (iii) The Trust has furnished or will deliver to the
                  Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                           (iv) The Trust has delivered to each Underwriter,
                  without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Trust hereby consents to the use of such copies for purposes permitted by the Act. The Trust will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                           (v) If at any time when a prospectus is required by
                  the Act to be delivered in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Trust, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Act, the Trust will promptly prepare and file with the Commission, subject to
                  Section 3(a)(ii), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Trust will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

                           (vi) The Trust will use its best efforts, in
                  cooperation with the Underwriters, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Trust shall not be obligated to file any general consent to service of process or to qualify as a foreign statutory trust or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in

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                                                                CC DRAFT 9/18/03

                  which the Shares have been so qualified, the Trust will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

                           (vii) The Trust will timely file such reports
                  pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of
                  Section 11(a) of the Act.

                           (viii) The Trust will use the net proceeds received
                  by it from the sale of the Shares in the manner specified in the Prospectus under "Use of Proceeds."

                           (ix) The Trust will use its reasonable best efforts
                  to effect the listing of the Shares on the NYSE, subject to notice of issuance, concurrently with the effectiveness of the Registration Statement.

                           (x) During a period of 180 days from the date of the
                  Prospectus, the Trust will not, without the prior written consent of UBS, (A) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of Shares or any securities convertible into or exercisable or exchangeable for Shares or file any registration statement under the Act with respect to any of the foregoing or (B) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Shares, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (1) the Shares to be sold hereunder or (2) Shares issued pursuant to any dividend reinvestment plan.

                           (xi) The Trust, during the period when the Prospectus
                  is required to be delivered under the Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the Investment Company Act and the 1934 Act within the time periods required by the Investment Company Act, respectively.

                           (xii) The Trust will comply with the requirements of
                  Subchapter M of the Code to qualify as a regulated investment company under the Code.

                           (xiii) The Trust will not (a) take, directly or
                  indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Trust to facilitate the sale or resale of the Shares, and
                  (b) until the Closing Date (i) sell, bid for or purchase the Shares or pay any person any compensation for soliciting purchases of the Shares or (ii) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Trust .

                           (xiv) If the Trust elects to rely upon Rule 462(b),
                  the Trust shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by no later than 10:00 P.M., Washington, D.C. time, on the day following the date of this Agreement, and the Trust shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

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                                                                CC DRAFT 9/18/03

                           (xv) The Trust will pay all costs, expenses, fees and
                  taxes (other than any transfer taxes and fees and disbursements of counsel for the Underwriters except as set forth under Section 5 hereof and (iii), (iv) and (vi) below) in connection with (i) the preparation and filing of the Registration Statement, each preliminary prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares, (iii) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on NASDAQ and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Shares by the NASD and (vii) the performance of the Trust's other obligations hereunder. The Advisors have agreed to pay organizational expenses and offering costs (other than sales load) of the Trust that exceed $0.03 per Common Share.

         5. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to the first two paragraphs of Section 7 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Trust shall, in addition to paying the amounts described in Section 4(a)(xv) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel.

         6. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters hereunder are subject to the accuracy in all material respects of the representations and warranties of the Trust and the Advisors contained in Section 3 hereof or in certificates of any officer of the Trust or the Advisors delivered pursuant to the provisions hereof, to the performance by the Trust and the Advisors of their respective covenants and other obligations hereunder, and to the following further conditions:

                  (a) The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Act, no notice or order pursuant to
         Section 8(e) of the Investment Company Act shall have been issued, and no proceedings with respect to either shall have been initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A information shall have been filed with the Commission in accordance with Rule 497 (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

                  (b) No amendment or supplement to the Registration Statement or Prospectus shall be filed prior to the time the Registration Statement becomes effective to which you object in writing.

                  (c) The Registration Statement shall become effective at or before 5:00 P.M., New York City time, on the date of this Agreement, unless a later time (but not later than 5:00 P.M., New York City time, on the second full business day after the date of this Agreement) shall be agreed to by the Trust and you in writing or by telephone, confirmed in writing; PROVIDED, HOWEVER, that the Trust and

                                                                CC DRAFT 9/18/03

         you and any group of Underwriters, including you, who have agreed hereunder to purchase in the aggregate at least 50% of the Firm Shares may from time to time agree on a later date.

                  (d) Prior to the Time of Purchase, or the Additional Time of Purchase, as the case may be, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and
         (iii) the Prospectus and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

                  (e) At the Closing Date, the Representatives shall have received the favorable opinions, dated as of the Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Trust, and Vincent B. Tritto, counsel for the Advisors, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letters for each of the other Underwriters substantially to the effect set forth in EXHIBIT A hereto and to such further effect as counsel to the Underwriters may reasonably request.

                  (f) At the Closing Date, the Representatives shall have received the favorable opinion, dated as of the Closing Date, of Clifford Chance US LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters set forth in clauses (A) (i),
         (ii), (vi), (vii) (solely as to preemptive or other similar rights arising by operation of law or under the charter or by-laws of the Trust), (viii) through (x), inclusive, (xii), (xiv) (solely as to the information in the Prospectus under "Description of Shares") and the last paragraph of EXHIBIT A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Trust and certificates of public officials.

                  (g) At the Closing Date, there shall not have been, since the earlier of the date hereof and the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Trust, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of a duly authorized officer of the Trust and of the Treasurer of the Trust and of the President or a Vice President or Managing Director of each of the Advisors, dated as of the Closing Date, to the effect that
         (i) there has been no such material adverse change, (ii) the representations and warranties in Sections 3(a) and (b) hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of the Closing Date, (iii) each of the Trust and the Advisors, respectively, has complied in all material respects with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied at or prior to the Closing Date, and (iv) no stop order suspending the effectiveness of the Registration Statement, or order of suspension or revocation of registration pursuant to Section 8(e) of the Investment Company Act, has been issued and no proceedings for any such purpose have been instituted or are pending or are contemplated by the Commission.

                  (h) At the time of the execution of this Agreement, the Representatives shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants'

                                                                CC DRAFT 9/18/03

         "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

                  (i) At the Closing Date, the Representatives shall have received from Deloitte & Touche LLP a letter, dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

                  (j) At the Closing Date, the Shares shall have been approved for listing on the NYSE, subject only to official notice of issuance.

                  (k) At the Closing Date, UBS shall have received the Shareholder Servicing Agreement, dated the Closing Date, as executed by BlackRock Advisors, Inc.

                  (l) The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

                  (m) In the event that the Underwriters exercise their option provided in Section 1 hereof to purchase all or any portion of the Additional Shares, the representations and warranties of the Trust contained herein and the statements in any certificates furnished by the Trust hereunder shall be true and correct as of each Additional Time of Purchase and, at the relevant Additional Time of Purchase, the Representatives shall have received:

                           (i) Certificates, dated such Additional Time of
                  Purchase, of a duly authorized officer of the Trust and of the Treasurer of the Trust and of the President or a Vice President or Managing Director of each of the Advisors confirming that the information contained in the certificate delivered by each of them at the Closing Date pursuant to
                  Section 6(d) hereof remains true and correct in all material respects as of such Additional Time of Purchase.

                           (ii) The favorable opinion of Skadden, Arps, Slate,
                  Meagher & Flom LLP, counsel for the Trust, and Vincent B. Tritto, counsel for the Advisors, in form and substance satisfactory to counsel for the Underwriters, dated such Additional Time of Purchase, relating to the Additional Shares to be purchased on such Additional Time of Purchase and otherwise to the same effect as the opinion required by
                  Section 6(b) hereof.

                           (iii) The favorable opinion of Clifford Chance US
                  LLP, counsel for the Underwriters, dated such Additional Time of Purchase, relating to the Additional Shares to be purchased on such Additional Time of Purchase and otherwise to the same effect as the opinion required by Section 6(c) hereof.

                           (iv) A letter from Deloitte & Touche LLP, in form and
                  substance satisfactory to the Representatives and dated such Additional Time of Purchase, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 6(f) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Additional Time of Purchase.

                  (n) At the Closing Date and at each Additional Time of Purchase, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Trust and the Advisors in connection with the organization and registration of the Trust under the Investment

                                                                CC DRAFT 9/18/03

         Company Act and the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

         7. EFFECTIVE DATE OF AGREEMENT; TERMINATION. This Agreement shall become effective (i) if Rule 430A under the Act is not used, when you shall have received notification of the effectiveness of the Registration Statement, or
(ii) if Rule 430A under the Act is used, when the parties hereto have executed and delivered this Agreement.

                  The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of UBS, Merrill Lynch or any group of Underwriters (which may include UBS or Merrill Lynch) which has agreed to purchase in the aggregate at least 50% of the Firm Shares, if, since the earlier of the time of execution of this Agreement or the respective dates as of which information is given in the Registration Statement and Prospectus, (y) there has been any material adverse change in the condition, financial or otherwise, (other than as referred to in the Registration Statement and Prospectus), or in the earnings, business affairs, operations or condition of the Trust and its subsidiaries taken as a whole, which would, in your judgment or in the judgment of such group of Underwriters, make it impracticable to market the Shares, or (z) if, at any time prior to the Time of Purchase or, with respect to the purchase of any Additional Shares, the Additional Time of Purchase, as the case may be, trading in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or limitations or minimum prices shall have been established on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market, or if a banking moratorium shall have been declared either by the United States or New York State authorities, or if the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the United States as, in UBS's judgment or in the judgment of such group of Underwriters, to make it impracticable to market the Shares.

                  If you or any group of Underwriters elects to terminate this Agreement as provided in this Section 7, the Trust and each other Underwriter shall be notified promptly by letter or telegram.

                  If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Trust shall be unable to comply with any of the terms of this Agreement, the Trust shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(a)(xv), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Trust under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

         8. INCREASE IN UNDERWRITERS' COMMITMENTS. Subject to Sections 6 and 7, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of
Section 7 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriter or Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set opposite the names of such non-defaulting Underwriters in Schedule A.

                  Without relieving any defaulting Underwriter from its obligations hereunder, the Trust agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm

                                                                CC DRAFT 9/18/03

Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Trust or selected by the Trust with your approval).

                  If a new Underwriter or Underwriters are substituted by the Underwriters or by the Trust for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Trust or you shall have the right to postpone the Time of Purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and Prospectus and other documents may be effected.

                  The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A.

                  If the aggregate number of Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Trust shall make arrangements within the five business day period stated above for the purchase of all the Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Trust to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Trust. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         9.       INDEMNITY AND CONTRIBUTION.

                  (a) Each of the Trust and the Advisors, jointly and severally, agrees to indemnify, defend and hold harmless each Underwriter, its trustees, partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Trust) or in a Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any preliminary prospectus, the Prospectus and the Prospectus as amended or supplemented by the Trust), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such underwriter furnished in writing by or on behalf of any Underwriter through you to the Trust or the Advisor, expressly for use with reference to such Underwriter in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading, PROVIDED, HOWEVER, that the indemnity agreement contained in this subsection (a) with respect to any preliminary prospectus or amended preliminary prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such loss, damage, expense, liability or claim purchased the Shares which is the subject thereof if the Prospectus corrected any such alleged untrue statement or omission and if such Underwriter failed to send or give a copy of the Prospectus to such person at or prior to the written confirmation of the sale of such Shares to such person, unless the failure is the result of noncompliance by the Trust with paragraph (h) of Section 4 hereof.

                                                                CC DRAFT 9/18/03

                  If any action, suit or proceeding (together, a "Proceeding") is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Trust or the Advisors pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Trust and the Advisors in writing of the institution of such Proceeding and the Trust or the Advisors shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all reasonable fees and expenses; PROVIDED, HOWEVER, that the omission to so notify the Trust or the Advisors shall not relieve the Trust or the Advisors from any liability which the Trust or the Advisors may have to any Underwriter or any such person or otherwise. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the reasonable fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Trust or the Advisors, as the case may be, in connection with the defense of such Proceeding or the Trust or the Advisors shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Trust or the Advisors (in which case neither the Trust nor the Advisors shall have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such reasonable fees and expenses shall be borne by the Trust or the Advisors and paid as incurred (it being understood, however, that the Trust or the Advisors shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). Neither the Trust nor the Advisors shall be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Trust or the Advisors, the Trust or the Advisors, as the case may be, agree to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

                  (b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Trust and the Advisors, and each of their respective trustees, directors and officers, and any person who controls the Trust or the Advisors within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Trust or the Advisors or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of any untrue statement or omissions or alleged untrue statement or omissions of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Trust or the Advisors expressly for use with reference to such Underwriter in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Trust) or in a Prospectus.

                  If any Proceeding is brought against the Trust, the Advisors or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Trust, the Advisors or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all reasonable fees and expenses; PROVIDED, HOWEVER, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Trust,

                                                                CC DRAFT 9/18/03

         the Advisors or any such person or otherwise. The Trust, the Advisors or such person shall have the right to employ its own counsel in any such case, but the reasonable fees and expenses of such counsel shall be at the expense of the Trust, the Advisors or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the reasonable fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such reasonable fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Trust, the Advisors and any such person from and against any loss or liability by reason of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

                  (c) In addition to the foregoing indemnification, the Trust and the Advisors also, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or
         Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 9(a), as limited by the proviso set forth therein, with respect to any sales material.

                  (d) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Trust and the Advisors on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Trust and the Advisors on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Trust and the Advisors on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Trust and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Trust and the Advisors on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Trust or the Advisors or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses,

                                                                CC DRAFT 9/18/03

         liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

                  (e) The Trust, the Advisors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this
         Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

                  (f) The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Trust contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or
         Section 20 of the Exchange Act, or by or on behalf of the Trust or the Advisors, its trustees, directors or officers or any person who controls the Trust or the Advisors within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Trust and the Advisors and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Trust, against any of the Trust's or the Advisors' trustees, officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or Prospectus.

         10. INFORMATION FURNISHED BY THE UNDERWRITERS. The statements set forth in the last paragraph on the cover page of the Prospectus and the statements set forth in the "Underwriting" section of the Prospectus constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3 and 9 hereof.

         11. Notwithstanding any other provision of this Agreement, from the commencement of discussions with respect to the transactions contemplated hereby, the Trust and its Advisors (and each employee, representative or other agent of the Fund) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the U.S. Code and the Treasury Regulations promulgated thereunder) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.

         12. NOTICES. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 299 Park Avenue, New York, N.Y. 10171-0026, Attention:
Syndicate Department and, if to the Trust or Advisors, shall be sufficient in all respects if delivered or sent to the Trust at the offices of BlackRock Financial Management, Inc. at 40 East 52nd Street, New York, New York 10154,
Attention: Ralph L. Schlosstein.

         13. GOVERNING LAW; CONSTRUCTION. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim"), directly or

                                                                CC DRAFT 9/18/03

indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

         14. SUBMISSION TO JURISDICTION. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Trust and Advisors consent to the jurisdiction of such courts and personal service with respect thereto. The Trust and Advisors hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against UBS Securities LLC or any indemnified party. Each of UBS Securities LLC and the Trust and Advisors (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Trust and Advisors agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Trust or the Advisors, as the case may be, and may be enforced in any other courts in the jurisdiction of which the Trust or the Advisors, as the case may be, is or may be subject, by suit upon such judgment.

         15. PARTIES AT INTEREST. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Trust and the Advisors and to the extent provided in Section 9 hereof the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

         16. COUNTERPARTS. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

         17. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Underwriters and the Trust and the Advisors and their successors and assigns and any successor or assign of any substantial portion of the Trust's and the Advisors' and any of the Underwriters' respective businesses and/or assets.

                                                                CC DRAFT 9/18/03


                  If the foregoing correctly sets forth the understanding among the Trust, the Advisors and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Trust, the Advisors and the Underwriters, severally.

                                    Very truly yours,

                                    BlackRock Municipal 2020 Term Trust

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    BlackRock Advisors, Inc.

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    BlackRock Financial Management, Inc.

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:

Accepted and agreed to as of the
date first above written, on
behalf of themselves and the
other several Underwriters
named in Schedule A

UBS SECURITIES LLC

By:      UBS SECURITIES LLC



By:      __________________________
         Name:
         Title:


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                     INCORPORATED


By:      MERRILL LYNCH, PIERCE, FENNER & SMITH
                              INCORPORATED

By:
     ------------------------------------------------
     Name:
     Title:

                                                                CC DRAFT 9/18/03

                                   SCHEDULE A


                                                                                               NUMBER OF
                                   UNDERWRITER                                                FIRM SHARES
                                   -----------                                                -----------

UBS Securities LLC...............................................................
Merrill Lynch, Pierce, Fenner & Smith
              Incorporated
A.G. Edwards & Sons, Inc.
RBC Dain Rauscher Inc.
Wachovia Capital Markets, LLC
Wells Fargo Securities, LLC
J.J.B. Hilliard, W.L. Lyons, Inc.
Janney Montgomery Scott LLC
Oppenheimer & Co. Inc.
Quick & Reilly, Inc.
Ryan Beck & Co.



         Total...................................................................
                                                                                               =========

                                                                CC DRAFT 9/18/03

                                                                       Exhibit A


                    FORM OF OPINION OF TRUST'S AND ADVISORS'
                       COUNSEL TO BE DELIVERED PURSUANT TO
                                  SECTION 6(e)

         (A)      With respect to the Trust:

                           (i) The Trust has been duly organized and is validly
                  existing as a statutory trust in good standing under the laws of the State of Delaware.

                           (ii) The Trust has statutory trust power and
                  authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

                           (iii) The Trust is duly qualified as a foreign
                  statutory trust to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                           (iv) To the best of our knowledge, the Trust does not
                  have any subsidiaries.

                           (v) The authorized, issued and outstanding shares of
                  beneficial interest of the Trust is as set forth in the Prospectus under the caption "Description of shares -- Common Shares" (except for subsequent issuances, if any, pursuant to the Underwriting Agreement); all issued and outstanding shares of beneficial interest of the Trust have been duly authorized and validly issued and are fully paid and non-assessable, except as provided for in the Trust's declaration of trust, and have been offered and sold or exchanged by the Trust in compliance with all applicable laws (including, without limitation, federal and state securities laws); the Shares conform as to legal matters to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; and none of the outstanding shares of beneficial interest of the Trust was issued in violation of the preemptive or other similar rights of any securityholder of the Trust.

                           (vi) The Shares to be purchased by the Underwriters
                  from the Trust have been duly authorized for issuance and sale to the Underwriters pursuant to the Underwriting Agreement and, when issued and delivered by the Trust pursuant to the Underwriting Agreement against payment of the consideration set forth in the Underwriting Agreement, will be validly issued and fully paid and non-assessable, except as provided for in the Trust's declaration of trust, and no holder of the Shares is or will be subject to personal liability by reason of being such a holder.

                           (vii) The issuance of the Shares is not subject to
                  preemptive or other similar rights of any securityholder of the Trust.

                           (viii) The Underwriting Agreement has been duly
                  authorized, executed and delivered by the Trust.

                           (ix) The Registration Statement, including any Rule
                  462(b) Registration Statement, has been declared effective under the Act; any required filing of the Prospectus pursuant to Rule 497(c) or Rule 497(h) has been made in the manner and within the time period required by Rule 497; and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has

                                                                CC DRAFT 9/18/03

                  been issued under the Act, and, to the best of our knowledge, no order of suspension or revocation of registration pursuant to Section 8(e) of the Investment Company Act has been issued, and no proceedings for any such purpose have been instituted or are pending or threatened by the Commission.

                           (x) The Registration Statement, including any Rule
                  462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectus and each amendment or supplement to the Registration Statement and Prospectus as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we need express no opinion), and the notification on Form N-8A complied as to form in all material respects with the requirements of the Act, the Investment Company Act and the Rules and Regulations.

                           (xi) If Rule 434 has been relied upon, the Prospectus
                  was not "materially different," as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective.

                           (xii) The form of certificate used to evidence the
                  Shares complies in all material respects with all applicable statutory requirements, with any applicable requirements of the declaration of trust and by-laws of the Trust and the requirements of the New York Stock Exchange.

                           (xiii) To the best of our knowledge, there is not
                  pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Trust is a party, or to which the property of the Trust is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Trust or the consummation of the transactions contemplated in the Underwriting Agreement or the performance by the Trust of its obligations thereunder.

                           (xiv) The information in the Prospectus under
                  "Description of shares" and "Tax matters" and in the Registration Statement under Item 29 (Indemnification), to the extent that it constitutes matters of law, summaries of legal matters, the Trust's declaration of trust and by-laws or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

                           (xv) Each of the Management Agreement, the
                  Sub-Advisory Agreement, the Custodian Agreement, the Transfer Agency Agreement and the Underwriting Agreement comply in all material respects with all applicable provisions of the Investment Company Act, Advisers Act, the Rules and Regulations and the Advisers Act Rules and Regulations.

                           (xvi) The Trust is duly registered with the
                  Commission under the Investment Company Act as a closed-end, diversified management investment company; and, to the best of our knowledge, no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or threatened by the Commission.

                           (xvii) To the best of our knowledge, no person is
                  serving as an officer, trustee or investment advisor of the Trust except in accordance with the Investment Company Act and the Rules and Regulations and the Investment Advisers Act and the Advisers Act Rules and Regulations. Except as disclosed in the Registration Statement and Prospectus (or any amendment or supplement to either of them), to the best of our knowledge, no trustee of the Trust is an "interested person" (as defined in the Investment Company Act) of the Trust or an "affiliated person" (as defined in the Investment Company Act) of an Underwriter.

                                                                CC DRAFT 9/18/03

                           (xviii) There are no statutes or regulations that are
                  required to be described in the Prospectus that are not described as required.

                           (xix) All descriptions in the Registration Statement
                  of contracts and other documents to which the Trust is a party are accurate in all material respects. To the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

                           (xx) To the best of our knowledge, the Trust is not
                  in violation of its declaration of trust or by-laws and no default by the Trust exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.

                           (xxi) No filing with, or authorization, approval,
                  consent, license, order, registration, qualification or decree of, any court or governmental authority or agency (other than under the Act, the 1934 Act, the Investment Company Act and the Rules and Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Underwriting Agreement or for the offering, issuance or sale of the Shares or the consummation of the transactions contemplated by this Agreement.

                           (xxii) The execution, delivery and performance of the
                  Underwriting Agreement and the consummation of the transactions contemplated in the Underwriting Agreement and in the Registration Statement (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Trust with its obligations under the Underwriting Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xii) of the Underwriting Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Trust pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Trust is a party or by which it or any of them may be bound, or to which any of the property or assets of the Trust is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Trust, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Trust or any of its properties, assets or operations.

                           (xxiii) The Underwriting Agreement, the Management
                  Agreement, the Sub-Advisory Agreement, the Custodian Agreement and the Transfer Agency Agreement have each been duly authorized by all requisite action on the part of the Trust, executed and delivered by the Trust, as of the dates noted therein. Assuming due authorization, execution and delivery by the other parties thereto with respect to the Custodian Agreement and the Transfer Agency Agreement, each of the Management Agreement, the Sub-Advisory Agreement, the Custodian Agreement and the Transfer Agency Agreement constitutes a valid and binding agreement of the Trust, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and


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                                                                CC DRAFT 9/18/03

                  other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         (B)      With respect to the Advisors:

                           (i) Each Advisor has been duly organized and is
                  validly existing as a corporation in good standing under the laws of the State of Delaware.

                           (ii) Each Advisor has full corporate power and
                  authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

                           (iii) Each Advisor is duly qualified as a foreign
                  corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not result in a Material Adverse Effect.

                           (iv) Each Advisor is duly registered with the
                  Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act, the Advisers Act Rules and Regulations, the Investment Company Act or the Rules and Regulations from acting under the Management Agreement for the Trust as contemplated by the Prospectus.

                           (v) The Underwriting Agreement, the Management
                  Agreement and the Sub-Advisory Agreement have been duly authorized, executed and delivered by the respective Advisor, and the Management Agreement and the Sub-Advisory Agreement each constitutes a valid and binding obligation of the respective Advisor, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

                           (vi) To the best of our knowledge, there is not
                  pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Advisors are a party, or to which the property of the Advisors is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, in the earnings, business affairs or business prospects of the Advisors, materially and adversely affect the properties or assets of the Advisors or materially impair or adversely affect the ability of the Advisors to function as an investment advisor or perform its obligations under the Management Agreement or the Sub-Advisory Agreement, or which is required to be disclosed in the Registration Statement or the Prospectus.

                           (vii) To the best of our knowledge, there are no
                  franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

                           (viii) To the best of our knowledge, each Advisor is
                  not in violation of its certificate of incorporation, by-laws or other organizational documents and no default by the Advisors exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration


                                      A-4
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                                                                CC DRAFT 9/18/03

                  Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement.

                           (ix) No filing with, or authorization, approval,
                  consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the Act, the Investment Company Act and the Rules and Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Underwriting Agreement.

                           (x) The execution, delivery and performance of the
                  Underwriting Agreement and the consummation of the transactions contemplated in the Underwriting Agreement and in the Registration Statement and compliance by the Advisors with their obligations under the Underwriting Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xii) of the Underwriting Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Advisors pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Advisors is a party or by which it or any of them may be bound, or to which any of the property or assets of the Advisors is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Advisors, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Advisors or any of its properties, assets or operations.

         In addition, we have participated in the preparation of the Registration Statement and the Prospectus and participated in discussions with certain officers, trustees and employees of the Trust, representatives of Deloitte & Touche LLP, the independent accountants who examined the statement of assets and liabilities of the Trust included or incorporated by reference in the Registration Statement and the Prospectus, and you and your representatives and we have reviewed certain Trust records and documents. While we have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the information contained in the Registration Statement and the Prospectus, except to the extent necessary to enable us to give the opinions with respect to the Trust in paragraphs (A)(v), (xiv) and (xix), on the basis of such participation and review, nothing has come to our attention that would lead us to believe that the Registration Statement (except for financial statements, supporting schedules and other financial data included therein or omitted therefrom and for statistical information derived from such financial statements, supporting schedules or other financial data, as to which we do not express any belief), at the time such Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements, supporting schedules and other financial data included therein or omitted therefrom and for statistical information derived from such financial statements, supporting schedules or other financial data, as to which we do not express any belief), at the time the Prospectus was issued, or at the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.


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